UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vringo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4988129

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18 East 16th Street, 7th Floor

New York, New York 10003

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and two Warrants	NYSE Amex LLC
Common Stock, $0.01 par value per share	NYSE Amex LLC
Warrants, each to purchase one share of Common Stock	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164575

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No. 333-164575), as originally filed with the Securities and Exchange Commission on January 29, 2010, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Amended and Restated Bylaws.*
4.1	Specimen unit certificate.*
4.2	Specimen common stock certificate. *
4.3	Specimen warrant certificate. *
4.4	Form of Warrant Agreement. *

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2010

VRINGO, INC.

By:	/s/ Jonathan Medved
	Name:	Jonathan Medved
	Title:	Chief Executive Officer